UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2013

REALPAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 International Parkway

Carrollton, Texas 75007

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code) (972) 820-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 31, 2013, Ashley Chaffin Glover notified RealPage, Inc. (the “Company”) of her decision to resign as the Company’s Executive Vice President, Chief Sales and Marketing Officer effective immediately. Ms. Chaffin Glover will continue to be an employee of the Company focusing on a smooth transition and working on strategic marketing initiatives. Mike Sabbatis will step into the role of Group Vice President, Chief Revenue Officer.

Item 7.01	Regulation FD Disclosure.

The Company announces the hiring of Mike Sabbatis as Group Vice President, Chief Revenue Officer. Mr. Sabbatis previously served several positions, lastly as President and CEO of CCH Tax and Accounting, North America a division of Wolters Kluwer from March 2002 through October 31, 2012. Four of those years he served as Executive Vice President, Global Sales and Marketing.

The information furnished by this Current Report on Form 8-K under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Steve T. Winn
Steve T. Winn
President and CEO

Date: May 31, 2013